Exhibit 16.1

June 5, 2012

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:           Technologies Scan Corp.
  Commission file no:  333-173569

We have read Item 4.01 of Technologies Scan Corp.’s Form 8-K to be filed with the Commission, and we agree with the statements concerning our firm contained therein.

We have no basis to agree or disagree with any other matters reported therein.

Sincerely,

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas